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                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
First Coastal Bankshares, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement-prospectus.


                                        /s/ KPMG LLP

Richmond, Virginia
February 2, 1998